UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 17, 2013

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

333-92990, 333-187309
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 9, 2013, Teachers Insurance and Annuity Association of America (“TIAA”) announced the appointment of Robert Leary as Executive Vice President and President of TIAA-CREF Asset Management, effective June 24, 2013. Mr. Leary, age 52, most recently served as president and chief operating officer of ING U.S. starting in April 2011, where he led all aspects of ING’s investment management, retirement, insurance and annuity businesses, as well as operations, information technology and marketing starting. He also served as chief executive officer of ING Insurance U.S. from January 2010 to April 2011. Mr. Leary joined ING in 2007 as chairman and chief executive officer of ING Investment Management, Americas. Previously, Mr. Leary was an executive vice president at AIG, helping to build investment solutions for the institutional investor community. Prior thereto, he was vice president at J.P. Morgan & Co., where he specialized in fixed income applications.

The press release containing the announcement of Mr. Leary as TIAA’s new Executive Vice President and President of TIAA-CREF Asset Management is attached hereto and furnished as Exhibit 99.1 to this report. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1 --	Press release issued by Teachers Insurance and Annuity Association of America on May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: May 17, 2013		By:	/s/ Stewart P. Greene
Stewart P. Greene
Managing Director and General Counsel,
Investment Advisers